UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 18, 2018

CITIZENS FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in charter)

Pennsylvania (State or other jurisdiction of incorporation)	0-13222 (Commission File Number)	23-2265045 (IRS Employer Identification No.)

15 South Main Street, Mansfield, Pennsylvania 16933
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (570) 662-2121

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2018, Rudolph J. van der Hiel notified Citizens Financial Services, Inc. (the “Company”) and its wholly-owned subsidiary, First Citizens Community Bank (the “Bank”), of his intention to retire from the Boards of Directors of the Company and the Bank effective April 16, 2019.  His retirement is not related to a disagreement with the Company or the Bank on any matter relating to the Company’s or the Bank’s operations, policies or practices.

On December 18, 2018, and at the recommendation of the Governance and Nominating Committee, the Boards of Directors of the Company and the Bank appointed Christopher W. Kunes as a Director of the Company and the Bank effective on that date.  There are no transactions between Mr. Kunes and the Company and/or the Bank requiring disclosure pursuant to SEC Regulation S-K.  As of the date of this Current Report on Form 8-K, no decision has been made regarding on which committee(s) of the Company’s Board of Directors he will be named to serve, if any.

Item 8.01                          Other Events.

The Company will hold its 2019 Annual Meeting of Shareholders (the "Annual Meeting") on Tuesday, April 16, 2019 to:

1.	Elect directors;
2.	Ratify the appoint of its independent registered public accounting firm; and
3.	Transact any other business that may properly come before the Annual Meeting.

The Annual Meeting will be held at the Tioga County Fairgrounds Main Building, 2258 Charleston Road, Wellsboro, Pennsylvania, at 12:00 noon, local time.

Record holders of the Company's common stock at the close of business on February 25, 2019 will be entitled to receive notice of and to vote at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Citizens Financial Services, Inc.

Date: December 20, 2018	By:	/s/ Mickey L. Jones
Mickey L. Jones
Chief Financial Officer